UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2014

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Fourth Floor, Connaught House,

1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 6, 2014, Jazz Pharmaceuticals plc (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Jazz Investments I Limited (the “Issuer”), intends to offer, subject to market conditions and other factors, $500 million aggregate principal amount of exchangeable senior notes due 2021 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

On August 8, 2014, the Company issued a press release announcing that the Issuer had priced the Offering of $500 million aggregate principal amount of exchangeable senior notes due 2021 and that the Issuer had also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $75 million aggregate principal amount of notes from the Issuer solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated August 6, 2014, titled “Jazz Pharmaceuticals Announces Proposed Offering of $500 Million of Exchangeable Senior Notes.”

99.2	Press release, dated August 8, 2014, titled “Jazz Pharmaceuticals Announces Pricing of $500 Million of Exchangeable Senior Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ Suzanne Sawochka Hooper
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: August 8, 2014

EXHIBIT INDEX

99.1	Press release, dated August 6, 2014, titled “Jazz Pharmaceuticals Announces Proposed Offering of $500 Million of Exchangeable Senior Notes.”

99.2	Press release, dated August 8, 2014, titled “Jazz Pharmaceuticals Announces Pricing of $500 Million of Exchangeable Senior Notes.”